Exhibit 99

News Release

FOR IMMEDIATE RELEASE	Media contacts:
October 23, 2018	Bob Varettoni
908.559.6388
robert.a.varettoni@verizon.com

Eric Wilkens
908.559.3063
eric.wilkens@verizon.com

As 5G era begins, Verizon continues strong momentum in 3Q

3Q 2018 highlights
Consolidated:

•	$1.19 in earnings per share (EPS), compared with 89 cents in 3Q 2017; adjusted EPS (non-GAAP), excluding special items, of $1.22, compared with 98 cents in 3Q 2017.

•	Year-to-date operating cash flow of $26.2 billion, an increase of $9.8 billion year over year and total debt reduction of $4.2 billion.
Wireless:

•	515,000 retail postpaid net additions, including 510,000 postpaid smartphone net adds.

•	Strong customer loyalty, with retail postpaid phone churn at 0.80 percent.

•	Total revenue growth of 6.1 percent year over year, excluding the impact of the revenue recognition standard adopted on Jan. 1, 2018.

•	Service revenue growth of 2.6 percent year over year, excluding the impact of the revenue recognition standard.
Wireline:

•	54,000 Fios Internet net adds.

•	Total Fios revenue of $3.0 billion, an increase of 1.5 percent year over year.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) today posted third-quarter results highlighted by continued growth at Verizon Wireless, strong cash flow and network innovations that led to the world’s first 5G commercial product offering.

“Verizon has posted a third quarter of strong operational and financial performance,” said CEO Hans Vestberg. “With the beginning of the 5G era in this fourth quarter, we expect that trend to continue. We are investing in networks, creating platforms to add value for customers and maintaining a focused, disciplined strategy. Verizon is best positioned to take full advantage of the opportunities offered by the new game-changing generation of technology.”
For third-quarter 2018, Verizon reported EPS of $1.19, compared with 89 cents in third-quarter 2017. The company’s reported earnings included a net impact of 3 cents per share from special items. Charges for early debt redemption and integration-related expenses (primarily pertaining to Oath) were partially offset by a pension and benefit re-measurement credit.
On an adjusted basis (non-GAAP), third-quarter 2018 EPS was $1.22, compared with 98 cents in third-quarter 2017. Verizon’s third-quarter 2018 EPS included approximately 21 cents due to the net effects of tax reform and accounting changes for revenue recognition.

Consolidated results
Total consolidated operating revenues in third-quarter 2018 were $32.6 billion, up 2.8 percent from third-quarter 2017. Excluding the impact of the revenue recognition standard, consolidated operating revenues were up approximately 2.6 percent year over year.
Year-to-date cash flow from operations totaled $26.2 billion through third-quarter 2018, up $9.8 billion year over year. In September 2018, Verizon’s Board of Directors declared a quarterly dividend increase for the 12th consecutive year, and the company’s cash dividend payments totaled $7.3 billion through third-quarter 2018.
Year-to-date capital expenditures were $12.0 billion through third-quarter 2018, including capital to support the increasing demand on Verizon’s industry-leading 4G network, the commercial launch of 5G Home, significant fiber deployment in markets nationwide and the pre-positioning for additional 5G services.
Strong operational cash flow and the benefits from tax reform have enabled Verizon to decrease total debt by $4.2 billion year to date. The company has also made discretionary contributions of $1.7 billion to employee benefit programs during this time.

Verizon is on track to deliver against a goal to achieve $10 billion in cumulative cash savings by 2021. This initiative includes zero-based budgeting, which has yielded approximately $1.3 billion of cumulative cash savings on a year-to-date basis, and the recently announced Voluntary Separation Program.
In Verizon’s media business, Oath revenues were $1.8 billion in third-quarter 2018, 6.9 percent below the same quarter last year. The company expects Oath revenues to be relatively flat in the near term and does not expect to meet the previous target of $10 billion in Oath revenues by 2020. In the telematics business, total Verizon Connect revenues, excluding the impact of the revenue recognition standard, were $241 million in third-quarter 2018. IoT (Internet of Things) revenues, including Verizon Connect, increased approximately 12 percent year over year, excluding the impact of the revenue recognition standard.
Net income was $5.1 billion in third-quarter 2018. EBITDA (non-GAAP, earnings before interest, taxes, depreciation and amortization) totaled $12.3 billion. For third-quarter 2018, consolidated operating income margin was 23.5 percent. Consolidated EBITDA margin (non-GAAP) was 37.6 percent in third-quarter 2018, compared with 34.5 percent in third-quarter 2017. Adjusted EBITDA margin (non-GAAP) in third-quarter 2018 was 37.4 percent. Excluding the impact of the revenue recognition standard, adjusted EBITDA margin (non-GAAP) was 36.3 percent.

Wireless results

•
Total revenues were $23.0 billion, an increase of 6.5 percent year over year. Excluding the impact of the revenue recognition standard, total revenues were $22.9 billion in third-quarter 2018, an increase of 6.1 percent compared with third-quarter 2017.

•
Service revenues for the quarter on a reported basis grew 0.8 percent year over year. Excluding the impact of the revenue recognition standard, service revenues grew 2.6 percent year over year, driven by customer step-ups to higher access plans and increases in the average connections per account.

•	In third-quarter 2018, approximately 83 percent of Verizon’s postpaid phone base were on unsubsidized plans, compared with 78 percent in the same period last year.

•
Verizon reported 515,000 retail postpaid net additions in third-quarter 2018, consisting of net phone additions of 295,000, postpaid smartphone net additions of 510,000, tablet losses of 80,000 and 300,000 other connected devices additions, primarily wearables.

•
Total retail postpaid churn was 1.04 percent in third-quarter 2018, compared with 0.97 percent year over year. Retail postpaid phone churn was 0.80 percent in third-quarter 2018. The company expects retail postpaid phone churn to increase seasonally during fourth-quarter 2018.

•	Segment operating income in third-quarter 2018 was $8.5 billion, and segment operating income margin on total revenues was 37.0 percent.

•
Segment EBITDA (non-GAAP) totaled $11.0 billion, an increase of 10.0 percent year over year, driven by a combination of service revenue growth and efficiencies gained within the business. Excluding the impact of the revenue recognition standard, segment EBITDA totaled $10.6 billion in third-quarter 2018. Segment EBITDA margin on total revenues (non-GAAP) was 47.7 percent, compared with 46.2 percent in third-quarter 2017. Excluding the impact of the revenue recognition standard, segment EBITDA margin was 46.4 percent.

Wireline results

•	Total wireline revenues were $7.4 billion. Excluding the impact of the revenue recognition standard, total wireline revenues decreased 3.7 percent year over year in third-quarter 2018.

•	Total Fios revenues were $3.0 billion. Excluding the impact of the revenue recognition standard, total Fios revenues increased 1.6 percent year over year in third-quarter 2018.

•
In third-quarter 2018, Verizon added a net of 54,000 Fios Internet connections, indicative of continued strong customer demand for high quality internet connectivity. Verizon lost 63,000 Fios Video connections in third-quarter 2018, impacted by ongoing shifts away from linear video offerings.

•
Wireline operating loss was $50 million in third-quarter 2018, and segment operating loss margin was 0.7 percent. Segment EBITDA (non-GAAP) was $1.5 billion in third-quarter 2018. Excluding the impact of the revenue recognition standard, segment EBITDA was $1.5 billion. Segment EBITDA margin (non-GAAP) was 20.4 percent in third-quarter 2018, compared with 21.1 percent in third-quarter 2017. Excluding the impact of the revenue recognition standard, segment EBITDA margin was 19.9 percent.

Outlook and guidance
Verizon expects the following:

•	Full-year consolidated revenue growth at low-to-mid single-digit percentage rates on a GAAP reported basis.

•
The impact of revenue recognition on EPS for full-year 2018 to be between 27 and 31 cents. The accretive benefit to full-year 2018 consolidated operating income is expected to moderate in 2019 and become insignificant in 2020, as the timing impacts to revenues and commission costs converge.

•	Low single-digit percentage growth in adjusted EPS in 2018, before the net impact of tax reform and the revenue recognition standard.

•	Capital spending for 2018 to be in the range of $16.6 billion to $17.0 billion.

•	The effective tax rate for full-year 2018 to be at the low end of the range of 24 to 26 percent.

NOTE: See the accompanying schedules and www.verizon.com/about/investors for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York City, generated $126 billion in 2017 revenues. The company operates America’s most reliable wireless network and the nation’s premier all-fiber network, and delivers integrated solutions to businesses worldwide. Its Oath subsidiary reaches people around the world with a dynamic house of media and technology brands.

####

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “hopes” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the inability to implement our business strategies; and the inability to realize the expected benefits of strategic transactions.

Verizon Communications Inc.
Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 9/30/18	3 Mos. Ended 9/30/17	% Change	9 Mos. Ended 9/30/18	9 Mos. Ended 9/30/17	% Change

Operating Revenues
Service revenues and other	$27,254	$27,365	(0.4)	$81,145	$79,665	1.9
Wireless equipment revenues	5,353	4,352	23.0	15,437	12,414	24.4
Total Operating Revenues	32,607	31,717	2.8	96,582	92,079	4.9

Operating Expenses
Cost of services	7,842	8,009	(2.1)	24,022	22,697	5.8
Wireless cost of equipment	5,489	4,965	10.6	16,195	14,808	9.4
Selling, general and administrative expense	7,224	7,483	(3.5)	21,673	20,112	7.8
Depreciation and amortization expense	4,377	4,272	2.5	13,051	12,498	4.4
Total Operating Expenses	24,932	24,729	0.8	74,941	70,115	6.9

Operating Income	7,675	6,988	9.8	21,641	21,964	(1.5)
Equity in losses of unconsolidated businesses	(3)	(22)	(86.4)	(250)	(71)	*
Other income (expense), net	214	(291)	*	499	(719)	*
Interest expense	(1,211)	(1,164)	4.0	(3,634)	(3,514)	3.4
Income Before Provision For Income Taxes	6,675	5,511	21.1	18,256	17,660	3.4
Provision for income taxes	(1,613)	(1,775)	(9.1)	(4,282)	(5,893)	(27.3)
Net Income	$5,062	$3,736	35.5	$13,974	$11,767	18.8

Net income attributable to noncontrolling interests	$138	$116	19.0	$385	$335	14.9
Net income attributable to Verizon	4,924	3,620	36.0	13,589	11,432	18.9
Net Income	$5,062	$3,736	35.5	$13,974	$11,767	18.8

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.19	$0.89	33.7	$3.29	$2.80	17.5
Weighted average number of common shares (in millions)	4,136	4,084		4,125	4,083

Diluted Earnings Per Common Share (1)
Net income attributable to Verizon	$1.19	$0.89	33.7	$3.29	$2.80	17.5
Weighted average number of common shares-assuming dilution (in millions)	4,140	4,089		4,129	4,088
Footnotes:

(1)	Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.

*	Not meaningful

Verizon Communications Inc.
Condensed Consolidated Balance Sheets
(dollars in millions)

Unaudited	9/30/18	12/31/17	$ Change

Assets
Current assets
Cash and cash equivalents	$2,538	$2,079	$459
Accounts receivable, net	24,012	23,493	519
Inventories	1,270	1,034	236
Prepaid expenses and other	5,334	3,307	2,027
Total current assets	33,154	29,913	3,241

Property, plant and equipment	252,030	246,498	5,532
Less accumulated depreciation	164,566	157,930	6,636
Property, plant and equipment, net	87,464	88,568	(1,104)
Investments in unconsolidated businesses	732	1,039	(307)
Wireless licenses	94,006	88,417	5,589
Goodwill	29,200	29,172	28
Other intangible assets, net	9,731	10,247	(516)
Other assets	11,275	9,787	1,488
Total assets	$265,562	$257,143	$8,419

Liabilities and Equity
Current liabilities
Debt maturing within one year	$6,502	$3,453	$3,049
Accounts payable and accrued liabilities	19,342	21,232	(1,890)
Other current liabilities	8,323	8,352	(29)
Total current liabilities	34,167	33,037	1,130

Long-term debt	106,440	113,642	(7,202)
Employee benefit obligations	19,660	22,112	(2,452)
Deferred income taxes	35,712	31,232	4,480
Other liabilities	13,496	12,433	1,063
Total long-term liabilities	175,308	179,419	(4,111)

Equity
Common stock	429	424	5
Additional paid in capital	13,436	11,101	2,335
Retained earnings	44,091	35,635	8,456
Accumulated other comprehensive income	3,201	2,659	542
Common stock in treasury, at cost	(6,987)	(7,139)	152
Deferred compensation – employee stock ownership plans and other	325	416	(91)
Noncontrolling interests	1,592	1,591	1
Total equity	56,087	44,687	11,400
Total liabilities and equity	$265,562	$257,143	$8,419
Verizon - Selected Financial and Operating Statistics

Unaudited	9/30/18	12/31/17

Total debt (in millions)	$112,942	$117,095
Net debt (in millions)	$110,404	$115,016
Net debt / Consolidated Adjusted EBITDA(1)	2.4x	2.6x
Common shares outstanding end of period (in millions)	4,132	4,079
Total employees (‘000)	152.3	155.4
Quarterly cash dividends declared per common share	$0.6025	$0.5900
Footnotes:

(1)	Consolidated adjusted EBITDA excludes the effects of non-operational items, special items and operating results of divested businesses.

Verizon Communications Inc.
Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	9 Mos. Ended 9/30/18	9 Mos. Ended 9/30/17	$ Change

Cash Flows from Operating Activities
Net Income	$13,974	$11,767	$2,207
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	13,051	12,498	553
Employee retirement benefits	(886)	(334)	(552)
Deferred income taxes	2,023	2,577	(554)
Provision for uncollectible accounts	699	842	(143)
Equity in losses of unconsolidated businesses, net of dividends received	291	100	191
Net gain on sale of divested businesses	—	(1,774)	1,774
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(1,944)	(6,257)	4,313
Discretionary employee benefits contributions	(1,679)	(3,411)	1,732
Other, net	715	467	248
Net cash provided by operating activities	26,244	16,475	9,769

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(12,026)	(11,282)	(744)
Acquisitions of businesses, net of cash acquired	(39)	(6,247)	6,208
Acquisitions of wireless licenses	(1,307)	(469)	(838)
Proceeds from dispositions of businesses	—	3,614	(3,614)
Other, net	236	1,397	(1,161)
Net cash used in investing activities	(13,136)	(12,987)	(149)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	5,932	21,915	(15,983)
Proceeds from asset-backed long-term borrowings	3,216	2,878	338
Repayments of long-term borrowings and capital lease obligations	(9,776)	(16,457)	6,681
Repayments of asset-backed long-term borrowings	(2,915)	—	(2,915)
Dividends paid	(7,283)	(7,067)	(216)
Other, net	(1,595)	(2,866)	1,271
Net cash used in financing activities	(12,421)	(1,597)	(10,824)

Increase in cash, cash equivalents and restricted cash	687	1,891	(1,204)
Cash, cash equivalents and restricted cash, beginning of period	2,888	3,177	(289)
Cash, cash equivalents and restricted cash, end of period	$3,575	$5,068	$(1,493)
Footnotes:
Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.
Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/18	3 Mos. Ended 9/30/17	% Change	9 Mos. Ended 9/30/18	9 Mos. Ended 9/30/17	% Change

Operating Revenues
Service	$15,966	$15,841	0.8	$47,122	$47,241	(0.3)
Equipment	5,353	4,352	23.0	15,437	12,414	24.4
Other	1,654	1,387	19.3	4,763	4,085	16.6
Total Operating Revenues	22,973	21,580	6.5	67,322	63,740	5.6

Operating Expenses
Cost of services	2,350	2,270	3.5	6,900	6,676	3.4
Cost of equipment	5,489	4,965	10.6	16,195	14,808	9.4
Selling, general and administrative expense	4,169	4,376	(4.7)	12,052	13,116	(8.1)
Depreciation and amortization expense	2,454	2,366	3.7	7,341	7,051	4.1
Total Operating Expenses	14,462	13,977	3.5	42,488	41,651	2.0

Operating Income	$8,511	$7,603	11.9	$24,834	$22,089	12.4
Operating Income Margin	37.0%	35.2%		36.9%	34.7%

Segment EBITDA	$10,965	$9,969	10.0	$32,175	$29,140	10.4
Segment EBITDA Margin	47.7%	46.2%		47.8%	45.7%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

Verizon Communications Inc.
Wireless – Selected Operating Statistics

Unaudited				9/30/18	9/30/17	% Change
Connections (‘000)
Retail postpaid				112,135	109,686	2.2
Retail prepaid				4,736	5,588	(15.2)
Total retail				116,871	115,274	1.4

Unaudited	3 Mos. Ended 9/30/18	3 Mos. Ended 9/30/17	% Change	9 Mos. Ended 9/30/18	9 Mos. Ended 9/30/17	% Change
Net Add Detail (‘000) (1)
Retail postpaid	515	603	(14.6)	1,306	910	43.5
Retail prepaid	(96)	139	*	(667)	141	*
Total retail	419	742	(43.5)	639	1,051	(39.2)
Account Statistics
Retail postpaid accounts (‘000) (2)				35,309	35,364	(0.2)
Retail postpaid connections per account (2)				3.18	3.10	2.6
Retail postpaid ARPA (3) (5)	$136.58	$136.31	0.2	$134.28	$136.06	(1.3)
Retail postpaid I-ARPA (4) (5)	$170.92	$166.98	2.4	$167.98	$165.98	1.2
Churn Detail
Retail postpaid	1.04%	0.97%		1.02%	1.02%
Retail	1.22%	1.19%		1.23%	1.25%
Retail Postpaid Connection Statistics (2)
Total smartphone postpaid phone base				91.7%	89.4%
Total Internet postpaid base				19.4%	18.6%
Other Operating Statistics
Capital expenditures (in millions)	$2,127	$2,652	(19.8)	$6,144	$6,927	(11.3)
Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

(2)	Statistics presented as of end of period.

(3)	Retail postpaid ARPA - average service revenue per account from retail postpaid accounts.

(4)	Retail postpaid I-ARPA - average service revenue per account from retail postpaid account plus recurring device installment billings.

(5)
ARPA and I-ARPA for periods beginning after January 1, 2018 reflect the adoption of Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (Topic 606)”. ARPA and I-ARPA for periods ending prior to January 1, 2018 were calculated based on the guidance per ASC Topic 605, "Revenue Recognition". Accordingly, amounts are not calculated on a comparative basis.

The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 9/30/18	3 Mos. Ended 9/30/17	% Change	9 Mos. Ended 9/30/18	9 Mos. Ended 9/30/17	% Change

Operating Revenues
Consumer Markets	$3,138	$3,204	(2.1)	$9,420	$9,589	(1.8)
Enterprise Solutions	2,172	2,262	(4.0)	6,623	6,882	(3.8)
Partner Solutions	1,166	1,244	(6.3)	3,594	3,708	(3.1)
Business Markets	840	903	(7.0)	2,561	2,700	(5.1)
Other	55	49	12.2	189	184	2.7
Total Operating Revenues	7,371	7,662	(3.8)	22,387	23,063	(2.9)

Operating Expenses
Cost of services	4,371	4,496	(2.8)	13,223	13,457	(1.7)
Selling, general and administrative expense	1,498	1,552	(3.5)	4,554	4,716	(3.4)
Depreciation and amortization expense	1,552	1,549	0.2	4,610	4,572	0.8
Total Operating Expenses	7,421	7,597	(2.3)	22,387	22,745	(1.6)

Operating Income (Loss)	$(50)	$65	*	$—	$318	*
Operating Income (Loss) Margin	(0.7)%	0.8%		—%	1.4%

Segment EBITDA	$1,502	$1,614	(6.9)	$4,610	$4,890	(5.7)
Segment EBITDA Margin	20.4%	21.1%		20.6%	21.2%
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Wireline – Selected Operating Statistics

Unaudited				09/30/18	09/30/17	% Change
Connections (‘000)
Fios video connections				4,497	4,648	(3.2)
Fios Internet connections				6,013	5,803	3.6
Fios digital voice residence connections				3,833	3,920	(2.2)
Fios digital connections				14,343	14,371	(0.2)
High-speed Internet (HSI) connections				945	1,175	(19.6)
Total broadband connections				6,958	6,978	(0.3)
Total voice connections				12,009	13,100	(8.3)

Unaudited	3 Mos. Ended 9/30/18	3 Mos. Ended 9/30/17	% Change	9 Mos. Ended 9/30/18	9 Mos. Ended 9/30/17	% Change
Net Add Detail (‘000)
Fios video connections	(63)	(18)	*	(122)	(46)	*
Fios Internet connections	54	66	(18.2)	163	150	8.7
Fios digital voice residence connections	(30)	11	*	(72)	25	*
Fios digital connections	(39)	59	*	(31)	129	*
High-speed Internet (HSI) connections	(52)	(76)	31.6	(164)	(210)	21.9
Total broadband connections	2	(10)	*	(1)	(60)	98.3
Total voice connections	(261)	(252)	(3.6)	(812)	(839)	3.2
Revenue Statistics
Fios revenues (in millions)	$2,986	$2,942	1.5	$8,893	$8,732	1.8
Other Operating Statistics
Capital expenditures (in millions)	$1,551	$1,208	28.4	$4,400	$3,358	31.0
Wireline employees (‘000)				57.0	58.2
Footnotes:
The segment financial results and metrics above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Supplemental Information - Impact of Topic 606

We adopted Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (Topic 606)” on January 1, 2018, using the modified retrospective application. This method does not impact the prior periods, which continue to reflect the accounting treatment prior to the adoption of Topic 606. As a result, for items that were affected by our adoption of Topic 606, financial results of periods prior to January 1, 2018 are not comparable to the current period financial results.  To provide comparability to our results, we provide the following supplemental schedule which contains certain financial information on a pre adoption of Topic 606 basis.

Consolidated
(dollars in millions)

	3 Mos. Ended 9/30/18			3 Mos. Ended 9/30/17	Year Over Year
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Service revenues and other	$27,254	$27,582	$(328)	$27,365	$217	0.8
Wireless equipment revenues	5,353	4,950	403	4,352	598	13.7
Total Operating Revenues	32,607	32,532	75	31,717	815	2.6

Operating Expenses
Cost of services	7,842	7,853	(11)	8,009	(156)	(1.9)
Wireless cost of equipment	5,489	5,449	40	4,965	484	9.7
Selling, general and administrative expense	7,224	7,545	(321)	7,483	62	0.8
Depreciation and amortization expense	4,377	4,377	—	4,272	105	2.5
Total Operating Expenses	24,932	25,224	(292)	24,729	495	2.0
Operating Income	$7,675	$7,308	$367	$6,988	$320	4.6

(dollars in millions)

	9 Mos. Ended 9/30/18			9 Mos. Ended 9/30/17	Year Over Year
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Service revenues and other	$81,145	$82,184	$(1,039)	$79,665	$2,519	3.2
Wireless equipment revenues	15,437	14,134	1,303	12,414	1,720	13.9
Total Operating Revenues	96,582	96,318	264	92,079	4,239	4.6

Operating Expenses
Cost of services	24,022	24,060	(38)	22,697	1,363	6.0
Wireless cost of equipment	16,195	16,087	108	14,808	1,279	8.6
Selling, general and administrative expense	21,673	22,727	(1,054)	20,112	2,615	13.0
Depreciation and amortization expense	13,051	13,051	—	12,498	553	4.4
Total Operating Expenses	74,941	75,925	(984)	70,115	5,810	8.3
Operating Income	$21,641	$20,393	$1,248	$21,964	$(1,571)	(7.2)

Verizon Communications Inc.
Supplemental Information - Impact of Topic 606

Wireless(1)(2)
(dollars in millions)

	3 Mos. Ended 9/30/18			3 Mos. Ended 9/30/17	Year Over Year
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Service	$15,966	$16,246	$(280)	$15,841	$405	2.6
Equipment	5,353	4,950	403	4,352	598	13.7
Other	1,654	1,699	(45)	1,387	312	22.5
Total Operating Revenues	22,973	22,895	78	21,580	1,315	6.1

Operating Expenses
Cost of services	2,350	2,350	—	2,270	80	3.5
Cost of equipment	5,489	5,449	40	4,965	484	9.7
Selling, general and administrative expense	4,169	4,463	(294)	4,376	87	2.0
Depreciation and amortization expense	2,454	2,454	—	2,366	88	3.7
Total Operating Expenses	14,462	14,716	(254)	13,977	739	5.3
Operating Income	$8,511	$8,179	$332	$7,603	$576	7.6

(dollars in millions)

	9 Mos. Ended 9/30/18			9 Mos. Ended 9/30/17	Year Over Year
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Service	$47,122	$48,039	$(917)	$47,241	$798	1.7
Equipment	15,437	14,134	1,303	12,414	1,720	13.9
Other	4,763	4,878	(115)	4,085	793	19.4
Total Operating Revenues	67,322	67,051	271	63,740	3,311	5.2

Operating Expenses
Cost of services	6,900	6,900	—	6,676	224	3.4
Cost of equipment	16,195	16,087	108	14,808	1,279	8.6
Selling, general and administrative expense	12,052	13,021	(969)	13,116	(95)	(0.7)
Depreciation and amortization expense	7,341	7,341	—	7,051	290	4.1
Total Operating Expenses	42,488	43,349	(861)	41,651	1,698	4.1
Operating Income	$24,834	$23,702	$1,132	$22,089	$1,613	7.3

Footnotes:
(1) The financial results above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
(2) Intersegment transactions have not been eliminated.

Verizon Communications Inc.
Supplemental Information - Impact of Topic 606

Wireline(1)(2)
(dollars in millions)

	3 Mos. Ended 9/30/18			3 Mos. Ended 9/30/17	Year Over Year
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Consumer Markets	$3,138	$3,146	$(8)	$3,204	$(58)	(1.8)
Enterprise Solutions	2,172	2,172	—	2,262	(90)	(4.0)
Partner Solutions	1,166	1,166	—	1,244	(78)	(6.3)
Business Markets	840	840	—	903	(63)	(7.0)
Other	55	52	3	49	3	6.1
Total Operating Revenues	7,371	7,376	(5)	7,662	(286)	(3.7)

Operating Expenses
Cost of services	4,371	4,380	(9)	4,496	(116)	(2.6)
Selling, general and administrative expense	1,498	1,526	(28)	1,552	(26)	(1.7)
Depreciation and amortization expense	1,552	1,552	—	1,549	3	0.2
Total Operating Expenses	7,421	7,458	(37)	7,597	(139)	(1.8)
Operating Income (Loss)	$(50)	$(82)	$32	$65	$(147)	*

(dollars in millions)

	9 Mos. Ended 9/30/18			9 Mos. Ended 9/30/17	Year Over Year
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Operating Revenues
Consumer Markets	$9,420	$9,432	$(12)	$9,589	$(157)	(1.6)
Enterprise Solutions	6,623	6,623	—	6,882	(259)	(3.8)
Partner Solutions	3,594	3,594	—	3,708	(114)	(3.1)
Business Markets	2,561	2,560	1	2,700	(140)	(5.2)
Other	189	160	29	184	(24)	(13.0)
Total Operating Revenues	22,387	22,369	18	23,063	(694)	(3.0)

Operating Expenses
Cost of services	13,223	13,255	(32)	13,457	(202)	(1.5)
Selling, general and administrative expense	4,554	4,642	(88)	4,716	(74)	(1.6)
Depreciation and amortization expense	4,610	4,610	—	4,572	38	0.8
Total Operating Expenses	22,387	22,507	(120)	22,745	(238)	(1.0)
Operating Income (Loss)	$—	$(138)	$138	$318	$(456)	*

Footnotes:
(1) The financial results above are adjusted to exclude the effects of special items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.
(2) Intersegment transactions have not been eliminated.

*	Not meaningful

Verizon Communications Inc.
Supplemental Information - Impact of Topic 606

Fios Revenues
(dollars in millions)

	3 Mos. Ended 9/30/18			3 Mos. Ended 9/30/17	Year Over Year
Unaudited	As reported	Balances without adoption of Topic 606	Adjustments	As reported	$ Change	% Change

Fios Revenues	$2,986	$2,989	$(3)	$2,942	$47	1.6

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA, Consolidated EBITDA Margin, Consolidated Adjusted EBITDA, Consolidated Adjusted EBITDA Margin and Consolidated Adjusted EBITDA Excluding Operating Results from Divested Businesses
(dollars in millions)

Unaudited	3 Mos. Ended 9/30/18	3 Mos. Ended 6/30/18	3 Mos. Ended 3/31/18	3 Mos. Ended 12/31/17	3 Mos. Ended 9/30/17	3 Mos. Ended 6/30/17	3 Mos. Ended 3/31/17

Consolidated Net Income	$5,062	$4,246	$4,666	$18,783	$3,736	$4,478	$3,553
Add/(subtract):
Provision (benefit) for income taxes	1,613	1,281	1,388	(15,849)	1,775	2,489	1,629
Interest expense	1,211	1,222	1,201	1,219	1,164	1,218	1,132
Depreciation and amortization expense	4,377	4,350	4,324	4,456	4,272	4,167	4,059
Consolidated EBITDA*	$12,263	$11,099	$11,579	$8,609	$10,947	$12,352	$10,373

Add/subtract:
Other (income) expense, net†	$(214)	$(360)	$75	$1,302	$291	$(199)	$627
Equity in losses of unconsolidated businesses‡	3	228	19	6	22	28	21
Severance charges	—	339	—	302	—	195	—
Product realignment charges§	—	450	—	463	—	—	—
Gain on spectrum license transactions	—	—	—	(144)	—	—	(126)
Net gain on sale of divested businesses	—	—	—	—	—	(1,774)	—
Acquisition and integration related charges§	130	109	105	154	166	559	—
	(81)	766	199	2,083	479	(1,191)	522

Consolidated Adjusted EBITDA	12,182	11,865	11,778	10,692	11,426	11,161	10,895
Operating results from divested businesses§	—	—	—	—	(17)	(50)	(104)
Consolidated Adjusted EBITDA Excluding Operating Results from Divested Businesses	$12,182	$11,865	$11,778	$10,692	$11,409	$11,111	$10,791
Consolidated Operating Revenues - Quarter to Date	$32,607				$31,717
Operating Income Margin - Quarter to Date	23.5%				22.0%
Consolidated EBITDA Margin - Quarter to Date	37.6%				34.5%
Consolidated Adjusted EBITDA Margin - Quarter to Date	37.4%				36.0%

*	Prior period figures have been amended to conform to the current period's calculation of Consolidated EBITDA.

†	Includes Pension and benefits mark-to-market adjustments and Early debt redemption costs, where applicable.

‡	Includes Product realignment charges, where applicable.

§	Excludes depreciation and amortization expense.

Verizon Communications Inc.
Non-GAAP Reconciliations - Consolidated Verizon

Net Debt and Net Debt to Consolidated Adjusted EBITDA Ratio
(dollars in millions)

Unaudited	9/30/18	12/31/17
Net Debt
Debt maturing within one year	$6,502	$3,453
Long-term debt	106,440	113,642
Total Debt	112,942	117,095
Less Cash and cash equivalents	2,538	2,079
Net Debt	$110,404	$115,016
Net Debt to Consolidated Adjusted EBITDA Ratio	2.4x	2.6x

Adjusted Earnings per Common Share (Adjusted EPS)(1)
(dollars in millions, except per share amounts)

Unaudited				3 Mos. Ended 9/30/18				3 Mos. Ended 9/30/17
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.19				$0.89
Severance, pension and benefits charges (credits)	$(454)	$119	$(335)	(0.08)	$—	$—	$—	—
Early debt redemption costs	476	(124)	352	0.09	454	(180)	274	0.07
Acquisition and integration related charges	137	(34)	103	0.02	166	(66)	100	0.02
	$159	$(39)	$120	0.03	$620	$(246)	$374	0.09
Adjusted EPS				$1.22				$0.98

(1)	Adjusted EPS may not add due to rounding.

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments

Segment EBITDA and Segment EBITDA Margin
Wireless

		(dollars in millions)

Unaudited	3 Mos. Ended 9/30/18	3 Mos. Ended 9/30/17

Operating Income	$8,511	$7,603
Add Depreciation and amortization expense	2,454	2,366
Segment EBITDA	$10,965	$9,969

Total operating revenues	$22,973	$21,580
Operating Income Margin	37.0%	35.2%
Segment EBITDA Margin	47.7%	46.2%

Wireline

		(dollars in millions)

Unaudited	3 Mos. Ended 9/30/18	3 Mos. Ended 9/30/17

Operating Income (Loss)	$(50)	$65
Add Depreciation and amortization expense	1,552	1,549
Segment EBITDA	$1,502	$1,614

Total operating revenues	$7,371	$7,662
Operating Income (Loss) Margin	(0.7)%	0.8%
Segment EBITDA Margin	20.4%	21.1%

Verizon Communications Inc.
EBITDA Excluding Impact of Topic 606(1)

Consolidated

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/18

Consolidated Net Income	$5,062
Add:
Provision for income taxes	1,613
Interest expense	1,211
Depreciation and amortization expense	4,377
Consolidated EBITDA	$12,263

Add/subtract:
Other income, net†	$(214)
Equity in losses of unconsolidated businesses‡	3
Acquisition and integration related charges§	130
(81)

Consolidated Adjusted EBITDA	12,182
Less Impact of Topic 606	367
Consolidated Adjusted EBITDA Excluding Impact of Topic 606	$11,815

Total operating revenues	$32,532
Consolidated Adjusted EBITDA Margin Excluding Impact of Topic 606	36.3%

†	Includes Pension and benefits mark-to-market adjustments and Early debt redemption costs, where applicable.

‡	Includes Product realignment charges, where applicable.

§	Excludes depreciation and amortization expense.

Wireless

	(dollars in millions)
Unaudited	3 Mos. Ended 9/30/18	3 Mos. Ended 9/30/17

Operating Income	$8,179	$7,603
Add Depreciation and amortization expense	2,454	2,366
Segment EBITDA	$10,633	$9,969

Total operating revenues	$22,895	$21,580
Segment EBITDA Margin	46.4%	46.2%

(1) Amounts for the three months ended September 30, 2018 exclude the impact of Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which we adopted on January 1, 2018.

Verizon Communications Inc.
EBITDA Excluding Impact of Topic 606(1)

Wireline

(dollars in millions)
Unaudited	3 Mos. Ended 9/30/18

Operating Loss	$(82)
Add Depreciation and amortization expense	1,552
Segment EBITDA	$1,470

Total operating revenues	$7,376
Segment EBITDA Margin	19.9%

(1) Amounts for the three months ended September 30, 2018 exclude the impact of Accounting Standard Update 2014-09, “Revenue from Contracts with Customers (Topic 606)”, which we adopted on January 1, 2018.